EXHIBIT 4.1

                       EXTENSION AGREEMENT dated as of March 1, 1995,
                  relating to the Competitive Advance and Revolving Credit Facility Agreement dated as of February 16, 1994 (as amended, modified, extended or restated from time to time, the "Credit Agreement"), among ETHYL CORPORATION, a Virginia corporation (the "Company"), the Banks listed in Schedule 2.01 to the Credit Agreement (the "Banks"), CHEMICAL BANK, a New York banking corporation, as administrative agent for the Banks under the Credit Agreement
                  (the "Administrative Agent") and NATIONSBANK, N.A. (CAROLINAS) (formerly known as NationsBank of North Carolina, N.A.), a national banking association, as co-agent (in such capacity, the "Co-Agent").

     WHEREAS, the Banks have established a $500,000,000 credit facility for the benefit of the Company pursuant to the terms of the Credit Agreement;

     WHEREAS, in accordance with the provisions of Section 2.10(d) of the Credit Agreement, upon the consent of Banks holding a majority in amount of the Commitments, the Maturity Date with respect to such consenting Banks will be extended to the first anniversary date of the Maturity Date now in effect; and

     WHEREAS, the Company has requested an extension of the Maturity Date from February 16, 1999 to February 16, 2000 in accordance with the terms of
Section 2.10(d) of the Credit Agreement;

     NOW THEREFORE, in consideration of the mutual agreements contained in this Agreement and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto hereby agree as follows:

     SECTION 1. Definitions. Capitalized terms used and not otherwise defined herein shall have the meanings assigned to them in the Credit Agreement.
Section 1.02 of the Credit Agreement shall apply to this Agreement.

     SECTION 2. Extension of Maturity Date. Each of the undersigned Banks hereby consents to the extension of the Maturity Date from February 16, 1999 to February 16, 2000. Upon the consent to such extension by Banks holding a majority in amount of the Commitments, the Maturity Date, with respect to such consenting Banks, shall be extended to February 16, 2000. The Maturity Date shall remain unchanged (a) as to any non-consenting Bank, in the event Banks holding a majority in amount of the Commitments shall consent to such extension, and (b) as to all Banks, in the event that Banks holding less than a majority in amount of the Commitments shall consent to such extension. Failure by a Bank to consent to this extension may give rise to certain rights by the Company to replace such Bank as provided in Section 2.10(d) of the Credit Agreement.

     SECTION 3. Waiver of Notice Period. Each of the undersigned Banks hereby agrees to waive the 60-day notice requirement set forth in Section 2.10(d) of the Credit Agreement.

     SECTION 4. Expenses. The Company agrees to reimburse the Administrative Agent for its reasonable out-of-pocket expenses in connection with this Agreement, including the reasonable fees, charges and disbursements of Cravath, Swaine & Moore, counsel for the Administrative Agent.

     SECTION 5. Counterparts. This Agreement may be executed in two or more counterparts, each of which shall constitute an original but all of which when taken together shall constitute but one contract, and shall become effective as provided in Section 7.

     SECTION 6. Governing Law. This Agreement shall be construed in accordance with and governed by the laws of the State of New York.

     SECTION 7. Effectiveness. This Agreement shall become effective as of the date first above written when the Administrative Agent shall have received counterparts of this Agreement which, when taken together, bear the signatures of the Company and Banks holding a majority in amount of the Commitments.

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their duly authorized officers as of the day and year first above written.

                              ETHYL CORPORATION

                                by /s/ Charles B. Walker
                                  Name:  Charles B. Walker
                                  Title: Vice Chairman

                               CHEMICAL BANK,
                               acting individually and as
                               Administrative Agent,

                                 by  /s/ Timothy J. Storms
                                   Name: Timothy J. Storms
                                   Title: Managing Director

                               NATIONSBANK, N.A. (CAROLINAS),
                               acting individually and as Co-Agent,

                                 by /s/ Robert Y. Bennett
                                   Name: Robert Y. Bennett
                                   Title: Senior Vice President

                               THE BANK OF NEW YORK,

                                 by /s/ Alan F. Lyster, Jr.
                                   Name: Alan F. Lyster, Jr.
                                   Title: Vice President



                               BANK BRUSSELS LAMBERT, NEW YORK
                               BRANCH,

                                 by /s/ Eric Hollanders
                                   Name: Eric Hollanders
                                   Title: Senior Vice President
                                          Credit Department


                                 by /s/ Craig Hallsteen
                                   Name: Craig Hallsteen
                                   Title: Vice President


                               CENTRAL FIDELITY NATIONAL BANK,

                                 by /s/ Harry A. Turton, Jr.
                                   Name: Harry A. Turton, Jr.
                                   Title: Vice President


                               BANK OF AMERICA ILLINOIS

                                 by /s/ Glenn F. Edwards
                                   Name: Glenn F. Edwards
                                   Title: Vice President


                               CORESTATES BANK, N.A.,

                                 by /s/ James P. Richards
                                   Name: James P. Richards
                                   Title: Vice President


                               CREDIT LYONNAIS ATLANTA AGENCY,

                                 by /s/ David M. Cawrse
                                   Name: David M. Cawrse
                                   Title: Vice President



                               CREDIT LYONNAIS CAYMAN ISLAND BRANCH,

                                 by /s/ David M. Cawrse
                                   Name: David M. Cawrse
                                   Title: Authorized Signature




                               CREDIT SUISSE,

                                 by /s/  Craig
                                   Name: Geoffrey M. Craig
                                   Title: Member of Senior Management


                                 by /s/ K. R. Kristinsson
                                   Name: Kristinn R. Kristinsson
                                   Title: Associate


                               CRESTAR BANK

                                 by /s/ Christopher B. Werner
                                   Name: Christopher B. Werner
                                   Title: Vice President



                               FIRST UNION NATIONAL BANK OF
                               VIRGINIA,

                                 by /s/ L. S. Cundiff
                                   Name: Leslie S. Cundiff
                                   Title: Senior Vice President


                               THE LONG-TERM CREDIT BANK OF
                               JAPAN, LIMITED, NEW YORK BRANCH,

                                 by /s/ S. Otsubo
                                   Name: Satoru Otsubo
                                   Title: Joint General Manager




                               MELLON BANK, N.A.,

                                 by /s/ James S. Adelsheim
                                   Name: James S. Adelsheim
                                   Title: Vice President




                               THE MITSUBISHI BANK, LTD.,
                               NEW YORK BRANCH,

                                 by /s/ J. B. Meredith
                                   Name: J. B. Meredith
                                   Title:




                               MORGAN GUARANTY TRUST COMPANY
                               OF NEW YORK,

                                 by /s/ David B. Common
                                   Name: D. Common
                                   Title: Vice President




                               PNC BANK, NATIONAL ASSOCIATION

                                 by /s/ Gary Tyrrell
                                   Name: Gary Tyrrell
                                   Title: Vice President




                               ROYAL BANK OF CANADA,

                                 by /s/ John Crawford
                                   Name: John Crawford
                                   Title: Senior Manager





                              SHAWMUT BANK, N.A.,

                                 by /s/ J. P Raffert
                                   Name: John P. Raffert
                                   Title: Director



                               SIGNET BANK/VIRGINIA,

                                 by /s/ Donald J. Mathews
                                   Name: Donald J. Mathews
                                   Title: Vice President





                               SOCIETE GENERALE,

                                 by /s/ Ralph Saheb
                                   Name: Ralph Saheb
                                   Title: Vice President




                               SWISS BANK CORPORATION,
                               NEW YORK BRANCH,


                                 by /s/ Stephanie W. Kim
                                   Name: Stephanie W. Kim
                                   Title: Associate Director Merchant Banking


                                 by /s/ Nicolas T. Erni
                                   Name: Nicolas T. Erni
                                   Title: Credit Risk Management



                               TORONTO DOMINION (NEW YORK), INC.,

                                 by /s/ Debbie A. Greene
                                   Name: Debbie A. Greene
                                   Title: Vice President





                               WACHOVIA BANK OF NORTH CAROLINA, N.A.,

                                 by /s/ Christopher L. Fincher
                                   Name: Christopher L. Fincher
                                   Title: Vice President